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                                                                EXHIBIT 99.1

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               CHEVRON CORPORATION

The undersigned stockholder of Chevron Corporation hereby appoints Lydia I. Beebe, Harvey D. Hinman, and David J. O'Reilly, and each of them, proxy holders of the undersigned each with the power of substitution to represent and to vote all the shares of Common Stock of Chevron Corporation held of record by the undersigned on August 20, 2001, at the Special Meeting of Stockholders of Chevron Corporation to be held on October 9, 2001, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board's recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

       (Continued, and to be marked, dated and signed, on the other side) ------------------------------FOLD AND DETACH HERE------------------------------



                                                                  [CHEVRON LOGO]
Dear Stockholders:

The upper portion of this card is your proxy for the Special Meeting of Stockholders of Chevron Corporation (the "Special Meeting"). It is important that you vote your shares. You may vote by telephone, by the Internet or by mail. If you wish to vote by telephone or by the Internet, instructions are printed on the reverse side of this card. If you wish to vote by mail, mark, sign, date and return the proxy (the upper portion of this card) using the enclosed envelope.

The lower portion of this card is your ticket of admission to the Special Meeting. I invite you to attend the Special Meeting in the Conference Center in the Chevron Tower, 1301 McKinney, Houston, Texas. Please bring this ticket with you to the Special Meeting. You will need it to be admitted to the meeting.

Sincerely,

 /s/ Lydia I. Beebe
     Lydia I. Beebe
     Corporate Secretary
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SPECIAL MEETING OF STOCKHOLDERS
-   Meeting Date:            October 9, 2001
-   Meeting Time:            8:30 a.m. (doors open at 8:00 a.m.)
-   Meeting Location:        Chevron Tower
                             Conference Center
                             1301 McKinney
                             Houston, Texas



This is your admission ticket. Please have it out and available when you enter the meeting.

Note: Cameras, tape recorders, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.

                 (See reverse side for additional information.)

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                                                  Please mark your votes as
                                                  indicated in this example  [X]

In connection with the proposed acquisition of Texaco, your Board recommends FOR and your proxy holders will vote FOR the following proposals unless you direct otherwise:

1. Issuance of common stock to Texaco stockholders at a ratio of 0.77 shares of ChevronTexaco common stock for each share of Texaco common stock.

                  FOR [ ]      AGAINST [ ]     ABSTAIN [ ]

2. Amendment of the Restated Certificate of Incorporation to change the name of Chevron Corporation to "ChevronTexaco Corporation."

                  FOR [ ]      AGAINST [ ]     ABSTAIN [ ]


By checking the box to the right, I consent to future access of the Annual Report, proxy statements, prospectus and other
communications electronically via the Internet. I understand that
Chevron may no longer distribute printed materials to me for any
future stockholders' meeting until such consent is revoked. I            [  ]
understand that I may revoke my consent at any time by contacting
Chevron's transfer agent, Mellon Investor Services LLC,
Ridgefield Park, NJ. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.


Signature ____________________ Signature __________________ Date _______________

Please sign your name exactly as it appears hereon. When signing for shares that are owned jointly, each stockholder please sign. When signing as an executor, administrator, trustee, custodian or guardian, please give your full title. When signing on behalf of a corporation, please sign in the full corporate name by an authorized officer.

------------------------------FOLD AND DETACH HERE------------------------------

VOTE USING THE INTERNET OR THE TELEPHONE OR THE MAIL
24 Hours A Day, 7 Days a Week

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY HOLDERS TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET
http://www.proxyvoting.com/chvsp/

Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the Web site. You will be prompted to enter your 12-digit Control Number, which is located below to obtain your records and create an electronic voting instruction form.

OR

TELEPHONE
1-800-840-1208

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions.

OR

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Chevron Corporation, c/o Mellon Investor Services, Proxy Processing, Church Street Station, P.O. Box 1600, New York, NY 10277-1600.

IF YOU VOTE YOUR PROXY USING THE INTERNET OR THE TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE PROXY STATEMENT/PROSPECTUS ON THE INTERNET AT: www.chevron.com
< http://www/chevron.com >